Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended March
	2011	2010	Change
Income Account-
Retail Revenues-
Fuel	$1,302	$1,428	$(126)
Non-Fuel	2,094	2,031	63
Wholesale Revenues	449	542	(93)
Other Electric Revenues	150	135	15
Non-regulated Operating Revenues	17	21	(4)
Total Revenues	4,012	4,157	(145)
Fuel and Purchased Power	1,576	1,772	(196)
Non-fuel O & M	944	908	36
Depreciation and Amortization	418	343	75
Taxes Other Than Income Taxes	220	212	8
Total Operating Expenses	3,158	3,235	(77)
Operating Income	854	922	(68)
Other Income, net	37	47	(10)
Interest Charges	222	222	0
Income Taxes	231	236	(5)
Net Income	438	511	(73)
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	-
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$422	$495	$(73)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.